Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Galena Biopharma, Inc.
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034

We hereby consent to the Incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 12, 2013, relating to the consolidated financial statements and the effectiveness of Galena Biopharma, Inc.'s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
/s/ BDO USA, LLP
Seattle, Washington

August 9, 2013